ENVIRONMENTAL COMPLIANCE AND
                            INDEMNIFICATION AGREEMENT


     Agreement (as the same may be amended or otherwise modified from time to time, the "Agreement") made and entered into as of this _____ day of __________, 1996, by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Indemnitor"), having an office at c/o Vance Capital Corporation, 406 East 85th Street, New York, New York 10028, to and in favor of FLEET BANK, NATIONAL ASSOCIATION, a national banking association ("Lender"), having an office at 56 East 42nd Street, New York, New York 10017.

                                    RECITALS

     WHEREAS, Indemnitor is the fee owner of certain parcels of real property, and the improvements thereon, more particularly described in EXHIBIT A attached hereto;

     WHEREAS, Indemnitor has applied to Lender for a $24,000,000 loan (the "Loan");

     WHEREAS, the Loan will be evidenced by a Secured Promissory Note (as the same may be amended or otherwise modified from time to time, the "Note") and secured by one or more mortgages (or deeds of trust) and assignments of rents (as the same may be amended or otherwise modified from time to time, collectively, the "Mortgage"; the Note, Mortgage and related documents, as the same may be amended or otherwise modified from time to time, being hereinafter referred to collectively as the "Loan Documents");

     WHEREAS, Lender is unwilling to make the Loan to Borrower unless Indemnitor executes and delivers this Agreement, and Indemnitor, to induce Lender to make the Loan, is willing to execute this Agreement.

     NOW, THEREFORE, in order to induce Lender to make the Loan and for other good and valuable consideration, Indemnitor hereby represents, warrants, covenants and agrees with the Lender as follows:

I. DEFINITIONS: All capitalized terms used in this Agreement and not heretofore defined herein, or in the Loan Agreement shall have the meanings set forth below.


FRK11326.A25
285741572
09/03/96 KDF:dr1

     "Environment" means any water or water vapor, any land including land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

     "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation, occupational health and safety laws, statutes, ordinances and codes and the common law, relating to pollution and/or the protection of the Environment and/or the health and safety of any persons and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Environmental Permits" means all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law.

     "Hazardous Substance" means, without limitation, any flammables, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated-biphenyls, petroleum and petroleum-based products or by-products, methane, hazardous materials, medical waste, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (49 U.S.C. Sections 9601, et seq), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq), or the laws (and any regulations promulgated thereunder) of any State wherein one or more of the Premises are located. The term "Hazardous Substance" does not include consumer products which are packaged for, stored, and used by a consumer with reasonable care and for their intended use.

     "Improvements" mean the buildings, structures and other improvements now or hereafter located on the Premises (or any of them).

     "Indemnitee" means Lender, its present and future participants in the Loan, if any, and all subsequent holders of any of the Loan Documents, their respective officers, directors, employees, agents, representatives, contractors and subcontractors, and each subsequent owner of the Premises (or any of them)



                                        2

FRK11326.A25
285741572
09/03/96 KDF:dr1
     who acquires title thereto from or through Lender, and the successors and assigns of all the foregoing.

     "Loan Agreement" means that certain Loan Agreement of even date herewith by and between Lender and Borrower, as the same may be amended or otherwise modified from time to time.

     "Premises" means all those certain lots, pieces or parcels of land described in EXHIBIT A annexed hereto and made a part hereof, including all and singular the easements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining, and the reversion and remainder thereof; and all of the estate, right, title, interest, claim or demand whatsoever of Indemnitor therein and in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of, or adjoining or adjacent thereto, to the centerline thereof, either in law or in possession or expectancy, now or hereafter acquired. Each Additional Property shall, without further action by Lender or Indemnitor, be included in the Premises, and such Additional Property shall continue to be included in Premises if it becomes a Project.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment, including the abandonment or discarding of barrels, containers and other receptacles.

II. REPRESENTATIONS AND WARRANTIES: Except as otherwise shown on EXHIBIT B attached hereto, Indemnitor represents and warrants to Lender that Indemnitor has undertaken due and diligent inquiry and to the best of its knowledge that:

     A. No Premises (or any part thereof) nor any property adjacent to or within the immediate vicinity of any Premises is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for military manufacturing or industrial purposes.

     B. Underground storage tanks are not and have not been located on any Premises.




                                        3

FRK11326.A25
285741572
09/03/96 KDF:dr1

     C. The soil, subsoil, bedrock, surface water and groundwater of each Premises are free of any Hazardous Substances.

     D. There has been no Release nor is there the threat of a Release on, at or from any Premises or any property adjacent to or within the immediate vicinity of any Premises which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on any Premises, and Indemnitor has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any owner, operator, tenant, subtenant, licensee or occupant of any Premises or any property adjacent to or within the immediate vicinity of any Premises, or any other person with regard to a Release or the threat of a Release on, at or from any Premises or any property adjacent to or within the immediate vicinity of any Premises.

     E. All Environmental Permits relating to each of the Premises have been obtained and are in full force and effect.

     F. No event has occurred with respect to any Premises which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit. There are no liens, covenants, deed restrictions or notice registration requirements based upon any Environmental Laws.

     G. There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of any Premises which require any change in the present condition of any Premises or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to any Premises.

     H. There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any type or description or which seek money damages, injunctive relief, remedial action or any other



                                        4

FRK11326.A25
285741572
09/03/96 KDF:dr1
          remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, or (ii) the Release or the presence of any Hazardous Substance or nuisances of whatever kind to the extent the same arise from the condition of any Premises or the ownership, use, operation, sale, transfer or conveyance thereof.

     III. COVENANTS Indemnitor represents to, and covenants and agrees with, Lender as follows:

          A. Indemnitor shall keep, and shall use diligent efforts to cause all operators, tenants, subtenants, licensees and occupants of the Premises (or any part thereof) to keep the same free of all Hazardous Substances and shall not cause or permit the Premises (or any part thereof) to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances.

          B. Indemnitor shall comply with, and shall use diligent efforts to cause all operators, tenants, subtenants, licensees and occupants of the Premises (or any part thereof) to comply with all applicable Environmental Laws and all orders, decrees, or directives by federal, state, or local courts or government agencies relating thereto, and shall obtain and comply with, and shall use diligent efforts to cause all operators, tenants, subtenants, licensees and occupants of the Premises (or any part thereof) to obtain and comply with all Environmental Permits.

          C. Indemnitor shall not cause or permit any change to be made in the present or intended use of the Premises (or any part thereof) which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or the use of the Premises (or any part thereof) as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum-based products, (ii) violate any applicable Environmental Law, or (iii) constitute non-compliance with any Environmental Permit.

          D. Indemnitor shall promptly provide Lender with a copy and all notifications it receives of an



                                        5

FRK11326.A25
285741572
09/03/96 KDF:dr1
               alleged violation of any Environmental Law or Environmental Permit and which it gives or receives with respect to any past or present Release or the threat of a Release on, at or from any Premises or any property adjacent to or within the immediate vicinity of any Premises, and, in any event, will immediately notify Lender of any such Release or threat of a Release once Indemnitor has knowledge of such Release or threat of a Release.

          E. If at any time Lender obtains any evidence or information which suggest that potential environmental problems may exist at any Premises, Lender may require that a full or supplemental environmental inspection and audit report with respect to such Premises of a scope and level of detail reasonably satisfactory to Lender may be prepared by an environmental engineer or other qualified person acceptable to Lender, at Indemnitor's reasonable expense. Said audit may include a physical inspection of such Premises, a visual inspection of any property adjacent to or within the immediate vicinity of such Premises, personal interviews with Indemnitor and its agents and representatives and a review of all Environmental Permits. If Lender reasonably requires, such inspection shall also include a records search and/or substance testing for the presence of Hazardous Substances in the Environment. If said audit report indicates the presence of any Hazardous Substance or a Release or the material threat of a Release on, at or from such Premises, such Indemnitor shall promptly undertake and diligently pursue to completion all legally required investigative, containment, removal, clean up and other remedial actions, using methods reasonably recommended by the engineer or other person who prepared said audit report. Any action to be taken pursuant to this PARAGRAPH E shall be subject to the rights of tenants of the Premises. With respect to any access to the Premises described in this PARAGRAPH (E), Indemnitor shall have the right to have a representative present at the time of any such access or inspection or when any such tests are being conducted. Lender shall indemnify Indemnitor from and against any loss or damage to persons or property in or about the Premises to the extent caused by Lender or its agents or representative's actions pursuant to this PARAGRAPH (E).



                                        6

FRK11326.A25
285741572
09/03/96 KDF:dr1

          F. Indemnitor agrees to reimburse Lender for any and all reasonable expenses, costs and fees (including reasonable attorneys' fees and disbursements) incurred in reasonably exercising any of Lender's rights to inspect, investigate, audit, test or review matters under this Agreement. Such costs shall be chargeable to Indemnitor and shall be secured by the Loan Documents.

     IV.  INDEMNIFICATION PROVISIONS

          A. Indemnitor hereby covenants and agrees, at its sole expense, to indemnify, protect, defend and save harmless each and every Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees, expenses and disbursements) of any kind or nature whatsoever by whomever asserted which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnitee relating to, resulting from or arising out of:

               1. Use of the Premises (or any part thereof) for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for military, manufacturing or industrial purposes (or any part thereof);

               2. Presence of any Hazardous Substances or a Release or the threat of a release on, at or from the Premises (or any part thereof);

               3. Appropriate and legally required (as reasonably determined by Lender) investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of any Release on, at or from the Premises (or any part thereof);

               4. Human exposure to any Hazardous Substance to the extent the same arise from the condition of the Premises (or any part thereof) or the use or operation thereof;

               5.   Violation of any applicable Environmental Law;



                                        7

FRK11326.A25
285741572
09/03/96 KDF:dr1

               6.   Non-compliance with any Environmental Permit; and

               7. Material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by an Indemnitor in this Agreement.

Notwithstanding anything in this Agreement to the contrary, Indemnitor's liability in respect of the Indemnified Matters shall only arise to the extent the Hazardous Substances, the presence of which gives rise to liability to an Indemnitor, exist in or about the Premises during periods of Indemnitor's ownership of the Premises. Everything in this PARAGRAPH A(1)-(7) is, collectively, the "Indemnified Matters."

          B. The liability of Indemnitor shall in no way be limited, abridged, impaired or otherwise affected by:

               1.   Any amendment or modification of the Loan Documents;

               2. Any extensions of time for payment or performance required by any of the Loan Documents;

               3. The release of any guarantor or any other person from the performance or observance of any of the agreements, covenant, terms or conditions contained in any of the Loan Documents;

               4. Any investigation or inquiry conducted by or on the behalf of Lender or any other Indemnitee or any information which Lender or any other Indemnitee may have or obtain with respect to the environmental or ecological condition of the Premises (or any part thereof);

               5. The sale, assignment or foreclosure of the Note or the Mortgage;

               6. The sale, transfer, conveyance or lease of the Premises (or any part thereof);

               7.   The dissolution or liquidation of any entity: and/or




                                        8

FRK11326.A25
285741572
09/03/96 KDF:dr1

               8. Any other circumstances which constitutes a legal or equitable release or discharge, in whole or in part, of Indemnitor under this Agreement and as to which Indemnitor may not lawfully waive the effect of such circumstance.

     V.   SURVIVAL

          A. This Agreement shall survive repayment of the Loan, foreclosure of the Mortgage and a deed in lieu of foreclosure.

          B. However, if any Indemnitee becomes a mortgagee-in- possession or appoints a receiver or takes title to the Premises (or any part thereof) through foreclosure or deed in lieu of foreclosure or otherwise, this Agreement shall not apply to any loss or costs incurred by Indemnitee as a direct result of affirmative actions or omissions of Indemnitee as owner or operator of such Premises after Indemnitee has acquired title to such Premises or becomes a mortgagee-in-possession thereof or appoints a receiver with respect to such Premises

               1. if such actions are the direct cause of damage resulting from the introduction and initial release of a Hazardous Substance at such Premises, or

               2. to the extent arising from Indemnitee's negligent handling or disposal of Hazardous Substances lawfully at such Premises for use in the normal operation and maintenance of such Premises.

     C. Otherwise, this Agreement shall remain in full force and effect, including, without limitation, with respect to Hazardous Substances which are discovered or released at the Premises (or any part thereof) by Indemnitee after the date Indem- nitee becomes a mortgagee-in-possession or appoints a receiver or acquires title to such Premises, but which were not actually introduced or permitted to be introduced at such Premises by Indemnitee, and with respect to the continuing migration or release of any Hazardous Substances previously introduced at such Premises. Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Agreement shall not apply to the extent any



                                        9

FRK11326.A25
285741572
09/03/96 KDF:dr1
          liability of Indemnitor arises hereunder as a result of the gross negligence or willful misconduct of Indemnitee.

     VI. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon Indemnitor, its successors and assigns, and shall inure to the benefit of each Indemnitee.

     VII. NO WAIVER: No delay on any Indemnitee's part in exercising any right, power, or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

     VIII. NOTICES

          A. All notices, demands and other communications hereunder shall be in writing, and,

               1. if sent to Indemnitor, will be mailed (by certified or registered mail, return receipt requested) or delivered (which delivery may be by overnight courier) to Indemnitor at its address first set forth above, or

               2. if sent to Lender will be mailed (by certified or registered mail, return receipt requested) or delivered to Lender its address first set forth above.

               By notice given to the other party in the manner provided for herein, a party may designate another address to which notice, demands and other communications hereunder are thereafter to be given.

          B.   Notices given in the manner aforesaid shall be effective

               1. if hand-delivered, at the time of delivery to the address specified in this ARTICLE, or

               2. if given by mail on the third business day following the time of mailing in the manner aforesaid, or

               3. if given by overnight courier, on the business day next following delivery of the Notice to the overnight courier.

     IX. RIGHTS OF INSURERS: No issuer of property or casualty insurance policy with respect to the Premises (or any portion thereof) shall have any right of subrogation to



                                       10

FRK11326.A25
285741572
09/03/96 KDF:dr1
          the rights created in favor of any Indemnitee by this Agreement; provided however, this provision shall not affect any rights of subrogation of any such insurer which would exist in the absence of this Agreement.

     X. GOVERNING LAW; LOAN DOCUMENTS: This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed with such State, without regard to choice or conflicts of laws rules. This Agreement is a Loan Document.

     XI.  LITIGATION

          A. In the event any Indemnitee brings any action, suit or other proceeding in any court of record of New York State or in the United States District Court for the Southern District of New York to enforce any or all liabilities of Indemnitor hereunder, service of any summons, complaint, writ, judgment or other legal process or notice may be made upon Indemnitor by mailing a copy of the summons or other process to Indemnitor by certified or registered mail, return receipt requested, at the address set forth herein for nature to Indemnitor.

          B. Indemnitor hereby irrevocably submits and consents to the jurisdiction of any such court over the person of Indemnitor.

          C.   Indemnitor hereby waives

               1. TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING BY ANY INDEMNITEE;

               2. Any claim against any Indemnitee for punitive, consequential or special damages; and

               3. Any claim that any such court is an incon- venient forum and any objection to the laying of venue in any such court.

          D. In any action, suit or proceeding brought by any Indemnitee, Indemnitor agrees not to interpose any counterclaims or setoffs of any nature, unless the failure to assert the same would cause the permanent loss of such counterclaims or setoffs.

          E. Acceptance of this Agreement by Lender shall be deemed to constitute a waiver by Lender of the



                                       11

FRK11326.A25
285741572
09/03/96 KDF:dr1
               right to trial by jury in the event of any litigation in which Indemnitor has waived trial by jury hereunder.

          F. Nothing herein shall (i) preclude any Indemnitee from initiating any such action, suit or proceeding in any other appropriate forum or jurisdictions, whether concurrently or not, or (ii) preclude any other method of effecting service of process.

     XII. COSTS

          A. In any action brought to enforce the terms of this Agreement, the party substantially prevailing in such action shall be entitled to recover from the other party the prevailing party's reasonable expenses of such action (including reasonable attorneys' fees and disbursements).

          B. All amounts payable under this Agreement shall be due and payable on demand and to the extent that any such amount shall represent a reimbursement for funds at any time expended by any Indemnitee shall bear interest, from the date of such demand, at a rate equal to the Peg Rate (as such term is defined in the Loan Documents) plus 6.5%.

     XIII. LIMITED LIABILITY: The provisions of SECTION 6.16 of the Loan Agreement are hereby incorporated herein by reference.




                                       12

FRK11326.A25
285741572
09/03/96 KDF:dr1

     IN WITNESS WHEREOF, the Indemnitor has caused this Agreement to be duly executed as of the day and year first above written.

                                                 CORPORATE REALTY INCOME
                                                   FUND I, L.P.


                                                 By:
                                                    ----------------------------
                                                       Robert F. Gossett, Jr.,
                                                       general partner


                                                 By:   1345 Realty Corporation,
                                                       general partner


                                                       By:
                                                          ----------------------
                                                          Robert F. Gossett,
                                                          Jr., President


AGREED AND ACCEPTED:

FLEET BANK, NATIONAL
  ASSOCIATION



By:
   ------------------------------
   Title:




                                       13

FRK11326.A25
285741572
09/03/96 KDF:dr1

                                    EXHIBIT A

                                    Premises




                                       14

FRK11326.A25
285741572
09/03/96 KDF:dr1

                                    EXHIBIT B
                                    ---------

                               Disclosure Schedule




FRK11326.A25
285741572
09/03/96 KDF:dr1